UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On July 25, 2006 Casella Waste Systems, Inc. (the “Company”) and the Company’s Subsidiaries (other than Excluded Subsidiaries and the Non-Borrower Subsidiaries) listed on Schedule 1 to that certain Amended and Restated Revolving Credit Agreement dated April 28, 2005 (the “Credit Agreement”) (together with the Company, collectively, the “Borrowers”) entered into a Conforming Amendment to the Credit Agreement by and among the Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the “Term B Lenders” as defined therein (the “Conforming Amendment”).  The Conforming Amendment provides for, among other things, the extension of credit by the Lenders pursuant to which the Company may borrow an additional aggregate principal amount of up to $100,000,000 (a Term B Loan in the principal amount of $90,000,000 and an increase of $10,000,000 in the Commitment Amount, both as defined in the Credit Agreement).  The proceeds from the issuance of the Term B Loan were utilized to repay outstanding revolver borrowings under the Credit Agreement.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: July 27, 2006	By:	/s/ Richard A. Norris
Richard A. Norris
Senior Vice President and Chief Financial Officer